Exhibit 99.1

CONSENT OF SANDLER O’ NEILL & PARTNERS, L.P.

We hereby consent to (i) the use of our opinion letter dated September 9, 2013 to the Board of Directors of United Financial Banking Companies, Inc. (“United Financial”) as an Exhibit to the proxy statement/prospectus relating to the proposed merger of United Financial with Cardinal Financial Corporation (“Cardinal”), which is part of the Registration Statement of Cardinal on Form S-4; and (ii) the references to our firm and such opinion in such proxy statement/prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

/s/ Sandler O’Neill & Partners, L.P.

Sandler O’Neill & Partners, L.P.
New York, New York
October 22, 2013